Exhibit 5.1

E:    lou@bevilacquapllc.com

T:    202.869.0888

W:  bevilacquapllc.com

August 21, 2024

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Re:	Securities Being Registered Under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Signing Day Sports, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 7, 2024, relating to the registration of 3,540,507 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for resale by certain selling stockholders named in the Registration Statement (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”), consisting of: (i) 15,000 shares of Common Stock held by a Selling Stockholder (the “February 2023 Shares”); (ii) 668,841 shares of Common Stock held by a Selling Stockholder (the “July 2024 Shares” and together with the February 2023 Shares, the “Shares”); (iii) 2,500,000 shares of Common Stock (the “First July 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Pre-Funded Common Stock Purchase Warrant issued to Bevilacqua PLLC, a District of Columbia professional limited liability company (“BPLLC”), on July 15, 2024 (the “First July 2024 Warrant”); (iv) 333,333 shares of Common Stock (the “Second July 2024 Warrant Shares”) issuable to a Selling Stockholder upon exercise of a Pre-Funded Common Stock Purchase Warrant issued to Clayton Adams, an individual (“Adams”), on July 23, 2024 (the “Second July 2024 Warrant”); and (v) 23,333 shares of Common Stock (the “Third July 2024 Warrant Shares” and together with the First July 2024 Warrant Shares and the Second July 2024 Warrant Shares, the “Warrant Shares”, and the Warrant Shares together with the Shares, the “Registrable Securities”) issuable to a Selling Stockholder upon exercise of a Warrant to Purchase Common Stock issued to Boustead Securities, LLC, a California limited liability company, on July 25, 2024 (the “Third July 2024 Warrant” and together with the First July 2024 Warrant and the Second July 2024 Warrant, the “Warrants”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Second Amended and Restated Certificate of Incorporation of the Company, dated February 27, 2024, as filed with the Secretary of State of the State of Delaware on February 27, 2024 (the “Second Amended and Restated Certificate of Incorporation”);

(c)	the Second Amended and Restated Bylaws of the Company, dated May 9, 2023 (the “Bylaws”);

(d)	Amendment No. 1 to the Bylaws;

(e)	the engagement agreement, dated July 20, 2022, between the Company and BPLLC (the “BPLLC Engagement Letter”), as amended and supplemented by the letter agreement, dated February 17, 2023, between the Company and BPLLC (the “February 2023 Letter Agreement”), pursuant to which the February 2023 Shares were issued;

(f)	the Consulting Agreement, dated as of July 23, 2024, between the Company and Adams (the “Consulting Agreement”), pursuant to which the July 2024 Shares were issued subject to a Non-Plan Restricted Stock Award Agreement, dated as of July 25, 2024, between the Company and Birddog Capital, LLC, a Nebraska limited liability company (the “Non-Plan Restricted Stock Award Agreement”);

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2
August 21, 2024

(g)	the Non-Plan Restricted Stock Award Agreement;

(h)	the First July 2024 Warrant;

(i)	the letter agreement, dated July 15, 2024, amending and supplementing the BPLLC Engagement Letter, as amended and supplemented by the February 2023 Letter Agreement (as amended and supplemented, the “Amended and Supplemented BPLLC Engagement Letter”), pursuant to which the First July 2024 Warrant was issued to BPLLC;

(j)	the Second July 2024 Warrant;

(k)	the Subscription Agreement, dated as of July 23, 2024, between the Company and Adams (the “Subscription Agreement”), pursuant to which the Second July 2024 Warrant was issued to Adams;

(l)	the Third July 2024 Warrant;

(m)	the letter agreement, dated as of August 9, 2021, as amended on each of November 4, 2023, November 8, 2023, and November 13, 2023, between the Company and Boustead (the “Boustead Letter Agreement”), pursuant to which the Third July 2024 Warrant was issued to Boustead;

(n)	certain resolutions and actions of the board of directors of the Company relating to the approval of the Registration Statement, the Consulting Agreement, the Non-Plan Restricted Stock Award Agreement, the Amended and Supplemented BPLLC Engagement Letter, the Subscription Agreement, the Shares, the Warrants, the issuance and registration of the Registered Securities under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective by the Commission. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, the due authorization of all parties (other than the Company) by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties. We have further assumed that upon the issue of any of the Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Second Amended and Restated Certificate of Incorporation and by the board of directors of the Company in connection with the offering contemplated by the Registration Statement.

PG. 3
August 21, 2024

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that:

1.	The Shares are validly issued, fully paid and non-assessable;

2.	The First July 2024 Warrant Shares, when issued upon exercise of the First July 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable;

3.	The Second July 2024 Warrant Shares, when issued upon exercise of the Second July 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable; and

4.	The Third July 2024 Warrant Shares, when issued upon exercise of the Third July 2024 Warrant and the payment of the exercise price, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the General Corporation Law of the State of Delaware. The opinion expressed herein is based upon the law of the General Corporation Law of the State of Delaware in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Registered Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC